UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2008
Illumina, Inc.
(Exact name of registrant as specified in its charter)
000-30361
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
9885 Towne Centre Drive, San Diego, CA 92121
(Address of principal executive offices) (Zip code)
(858) 202-4500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 6, 2008, Illumina, Inc. (the “Company”) entered into an underwriting agreement with Goldman, Sachs & Co. (the “Underwriter”) in connection with the Company’s public offering of common stock. Pursuant to the underwriting agreement, the Company agreed to sell 3,500,000 shares of its common stock to the Underwriter. In addition, the Company granted the Underwriter the option, exercisable within 30 days of August 6, 2008, to purchase up to an additional 525,000 shares of common stock from the Company. The public offering price was $87.50 per share.
The above description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement

5.1	Opinion of Dewey & LeBoeuf LLP

23.2	Consent of Dewey & LeBoeuf LLP (contained in exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date: August 11, 2008	By:	/s/ Christian O. Henry
Christian O. Henry
Senior Vice President and Chief Financial Officer